Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Second Quarter Fiscal 2017 Financial Results
Dallas, Texas. (February 21, 2017) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended January 31, 2017.
For the three months ended January 31, 2017, revenue, gross margin, and net income were $349.5 million, $146.8 million, and $66.1 million, respectively. These represent an increase in revenue of $49.8 million, or 16.6%; an increase in gross margin of $22.2 million, or 17.8%; and an increase in net income of $7.1 million, or 12.0%, respectively, from the same quarter last year. Fully diluted earnings per share for the three months were $0.56 compared to $0.47 last year, an increase of 19.1%.
For the six months ended January 31, 2017, revenue, gross margin, and net income were $695.5 million, $292.1 million, and $233.3 million, respectively. These represent an increase in revenue of $107.0 million, or 18.2%; an increase in gross margin of $46.6 million, or 19.0%; and an increase in net income of $121.7 million, or 109.1%, respectively, from the same period last year. Fully diluted earnings per share for the six months were $1.97 compared to $0.89 last year, an increase of 121.3%.
Excluding the impact of foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises, non-GAAP fully diluted earnings per share for the three months ended January 31, 2017 and 2016, were $0.58 and $0.45, respectively. Non-GAAP fully diluted earnings per share for the six months ended January 31, 2017 and 2016, were $1.14 and $0.86, respectively. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Wednesday, February 22, 2017, at 3 p.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed at http://stream.conferenceamerica.com/copart022217. A replay of the call will be available through April 22, 2017 by calling (877) 919-4059. Use confirmation code # 27485045.
About Copart
Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters, and in some states, to end users. Copart remarkets the vehicles through Internet sales using its VB3 technology. Copart sells vehicles on behalf of insurance companies, banks, financial institutions, charities, car dealerships, fleet operators, vehicle rental companies, as well as vehicles sourced from the general public. The company currently operates in the United States (www.copart.com), Canada (www.copart.ca), the United Kingdom (www.copart.co.uk), Brazil (www.copart.com.br), Germany (www.copart.de), the United Arab Emirates, Oman and Bahrain (www.copartmea.com), Spain (www.copart.es), Ireland (www.copart.ie), and India (www.copart.in). Copart links sellers to more than 750,000 Members in more than 150 countries worldwide through its multi-channel platform. In 2015, Copart was ranked at the top of Deloitte’s “The Exceptional 100” list of companies, which reviewed U.S. publicly traded companies based upon a multidimensional approach to measuring financial performance. For more information, or to become a Member, visit www.copart.com.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which reflect the impact of foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance. From a financial planning and analysis perspective, Copart management analyzes its operating results with and without the impact of foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Melissa Perry, Executive Support Manager, Office of the Chief Financial Officer
972-391-5090 or melissa.perry@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2017	2016	2017	2016
Service revenues and vehicle sales:
Service revenues	$310,033	$260,417	$617,111	$511,384
Vehicle sales	39,499	39,289	78,412	77,160
Total service revenues and vehicle sales	349,532	299,706	695,523	588,544
Operating expenses:
Yard operations	158,556	132,041	315,918	258,919
Cost of vehicle sales	33,686	34,127	66,773	66,195
Yard depreciation and amortization	9,717	8,248	19,165	16,593
Yard stock-based payment compensation	808	676	1,609	1,362
Gross margin	146,765	124,614	292,058	245,475
General and administrative	27,675	24,376	58,599	51,087
General and administrative depreciation and amortization	5,498	3,443	10,759	6,619
General and administrative stock-based payment compensation	4,712	4,710	8,996	9,438
Total operating expenses	240,652	207,621	481,819	410,213
Operating income	108,880	92,085	213,704	178,331
Other (expense) income:
Interest expense, net	(5,760)	(4,968)	(11,382)	(10,481)
Other (expense) income, net	(3,021)	4,435	311	5,462
Total other expenses	(8,781)	(533)	(11,071)	(5,019)
Income before income taxes	100,099	91,552	202,633	173,312
Income tax expense (benefit)	34,033	32,548	(30,713)	61,698
Net income	$66,066	$59,004	$233,346	$111,614

Basic net income per common share	$0.58	$0.50	$2.05	$0.94
Weighted average common shares outstanding	114,571	117,306	113,644	118,731

Diluted net income per common share	$0.56	$0.47	$1.97	$0.89
Diluted weighted average common shares outstanding	117,794	124,612	118,336	125,878

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 31, 2017	July 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$174,952	$155,849
Accounts receivable, net	340,438	266,270
Vehicle pooling costs and inventories	43,579	38,987
Income taxes receivable	83,524	18,751
Deferred income taxes	—	1,444
Prepaid expenses and other assets	16,759	18,005
Total current assets	659,252	499,306
Property and equipment, net	882,256	816,791
Intangibles, net	8,938	11,761
Goodwill	256,867	260,198
Deferred income taxes	1,236	23,506
Other assets	32,692	38,258
Total assets	$1,841,241	$1,649,820

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$184,968	$192,379
Deferred revenue	5,938	4,628
Income taxes payable	7,624	5,625
Deferred income taxes	1,266	—
Current portion of revolving credit facility, and capital lease obligations	146,151	76,151
Total current liabilities	345,947	278,783
Deferred income taxes	3,446	3,816
Income taxes payable	27,470	25,641
Long-term debt and capital lease obligations, net of discount	565,926	564,341
Other liabilities	2,749	2,783
Total liabilities	945,538	875,364
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	11	11
Additional paid-in capital	429,957	392,445
Accumulated other comprehensive loss	(119,549)	(109,194)
Retained earnings	585,284	491,194
Total stockholders' equity	895,703	774,456
Total liabilities and stockholders' equity	$1,841,241	$1,649,820

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended January 31,
	2017	2016
Cash flows from operating activities:
Net income	$233,346	$111,614
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	30,146	23,294
Allowance for doubtful accounts	26	1,270
Equity in losses of unconsolidated affiliates	408	483
Stock-based payment compensation	10,605	10,800
Gain on sale of property and equipment	(79)	(106)
Deferred income taxes	23,466	(106)
Changes in operating assets and liabilities:
Accounts receivable	(74,789)	(68,683)
Vehicle pooling costs and inventories	(4,944)	(6,449)
Prepaid expenses and other current assets	894	(216)
Other assets	(801)	448
Accounts payable and accrued liabilities	(4,599)	3,702
Deferred revenue	1,350	1,810
Income taxes receivable	(64,757)	(1,648)
Income taxes payable	5,934	7,897
Other liabilities	(678)	(789)
Net cash provided by operating activities	155,528	83,321

Cash flows from investing activities:
Purchases of property and equipment	(92,412)	(77,763)
Investment in unconsolidated affiliate	(1,050)	—
Proceeds from sale of property and equipment	386	396
Purchases of marketable securities	—	(21,119)
Net cash used in investing activities	(93,076)	(98,486)

Cash flows from financing activities:
Proceeds from the exercise of stock options	20,381	944
Proceeds from the issuance of Employee Stock Purchase Plan shares	1,908	1,640
Repurchases of common stock	—	(325,000)
Payments for employee stock-based tax withholdings	(134,638)	—
Proceeds from the issuance of long-term debt, net of discount	—	68,000
Proceeds from revolving loan facility, net of repayments	72,000	—
Principal payments on long-term debt	—	(37,500)
Net cash used in financing activities	(40,349)	(291,916)
Effect of foreign currency translation	(3,000)	(7,515)
Net increase (decrease) in cash and cash equivalents	19,103	(314,596)
Cash and cash equivalents at beginning of period	155,849	456,012
Cash and cash equivalents at end of period	$174,952	$141,416
Supplemental disclosure of cash flow information:
Interest paid	$11,810	$11,294
Income taxes paid, net of refunds	$4,616	$55,413

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2017	2016	2017	2016
GAAP net income	$66,066	$59,004	$233,346	$111,614
Effect of foreign currency-related losses (gains), net of tax	2,720	(3,491)	(127)	(4,051)
Effect of income tax benefit of ASU 2016-09 adoption, net of tax (1)	(1,347)	(41)	(102,742)	(238)
Effect of payroll taxes on certain executive stock compensation, net of tax	—	—	3,307	48
Non-GAAP net income	$67,439	$55,472	$133,784	$107,373

GAAP diluted net income per common share	$0.56	$0.47	$1.97	$0.89
Non-GAAP diluted net income per common share	$0.58	$0.45	$1.14	$0.86

GAAP diluted weighted average common shares outstanding	117,794	124,612	118,336	125,878
Effect on common equivalent shares from ASU 2016-09 adoption(1)	(702)	(1,704)	(1,125)	(1,638)
Non-GAAP diluted weighted average commons shares outstanding	117,092	122,908	117,211	124,240

(1)
In March 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting. Under this standard, all excess tax benefits and tax deficiencies related to exercises of stock options are recognized as income tax expense or benefit in the income statement as discrete items in the reporting period in which they occur. Additionally, excess tax benefits are classified as an operating activity on the consolidated statements of cash flows. The Company early adopted ASU 2016-09 during the fourth quarter of fiscal 2016 on a modified retrospective basis. For a more complete discussion, please review the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on September 28, 2016.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000